EXHIBIT 5.1

[Nishimura & Asahi Letterhead]

                    , 2016

LINE Corporation

Shibuya Hikarie, 27th Floor,

2-21-1 Shibuya Shibuya-ku, Tokyo 150-8510

Japan

Dear Sirs:

We have acted as legal counsel to LINE Corporation (the “Company”) with respect to the laws of Japan in connection with the Registration Statement on Form F-1 which the Company filed with the United States Securities and Exchange Commission (the “Commission”) on [June 10], 2016, as amended by Amendment No. 1 thereto filed on [June 27], 2016 (the “Registration Statement”) to register under the United States Securities Act of 1933, as amended (the “Securities Act”) [22,000,000] shares of common stock of the Company, no par value, being issued and offered outside Japan by the Company (the “Shares”) in a public offering including, in the United States, in the form of American depositary shares.

Upon the request by the Company, we are furnishing our opinion to be filed as Exhibit 5.1 to the Registration Statement. For such purpose, we have examined the following documents:

(i)	copies of the Articles of Incorporation, the Regulations of the Board of Directors, the Share Handing Regulations and the Regulations of the Board of Corporate Auditors of the Company certified by the Representative Director & CEO of the Company as being true and complete as of June [27], 2016;
(ii)	a form of the International Underwriting Agreement (the “Underwriting Agreement”) to be executed on [July 11], 2016 between the Company and the International Underwriters;
(iii)	copies of the minutes of the meetings of the Board of Directors of the Company held on June [10] and June [27], 2016;
(iv)	a form of the notice to persons who intend to apply for share subscription, to be given by the Company to [ ] on behalf of the International Underwriters, in respect of the Shares;
(v)	a form of the share subscription form, to be delivered to the Company by [ ] on behalf of the International Underwriters, in respect of the Shares;
(vi)	a form of the share allotment notice, to be given by the Company to [ ] on behalf of the International Underwriters, in respect of the Shares;
(vii)	a certified copy of the Certificate of Complete History of Company Register of the Company dated [ ], 2016; and
(viii)	a conformed copy of the Registration Statement and all exhibits thereto.

We have also examined such other certificates, corporate and other records of the Company and such other documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of furnishing the opinion hereinafter set forth. We have relied, as to certain factual matters, upon the documents referred to in item (i) through (viii) above, and other certificates of officers or other authorized persons of the Company or public officials as we have deemed appropriate as a basis for the opinion expressed herein.

On the basis of such examination, and subject to the further assumptions and qualifications set forth below, we are of the opinion that insofar as the laws of Japan, in effect as of the date hereof, are concerned:

1.             The Shares to be newly issued and delivered by the Company under the Underwriting Agreement have been duly and validly authorized and will, when issued and delivered to the International Underwriters following payment therefor as provided in the Underwriting Agreement, be validly issued, fully paid and non-assessable; and

2.             The statements in the Registration Statement with respect to matters of, and regulations or restrictions under, the laws of Japan contained under the captions “Taxation — Japanese Taxation,” to the extent that they constitute a summary or description of matters of Japanese law (excluding any statement therein of factual matters or accounting treatment), are true and correct and fair in all material respects.

The foregoing opinion is subject to the assumptions and qualifications set forth below:

(a)	In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures and seals and the proper affixture thereof, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and (ii) that there has not been any action or inaction or agreements by the parties thereto (other than those contained in the documents and records that we examined) or any court or administrative order or judgment (other than those that we examined) which would invalidate or terminate or otherwise change any of the documents examined, and also (iii) that no agreements, contracts, instruments or documents which may contradict or be inconsistent with, or affect the characterization or the nature of, all the documents so examined or the transactions contemplated thereunder have existed or been made between any parties to such documents so examined;

In making our examination of documents, we have assumed that the parties, other than the Company, executing or delivering such documents were entities validly existing under the laws of the relevant jurisdictions and had the power, corporate or other, to execute or deliver such documents and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect of the due authorizations of such parties (other than the Company);

We also assume that (i) all documents submitted to us as forms will be duly and validly executed by the relevant party in such forms, (ii) the Underwriting Agreement will be duly executed and will become valid, legally binding and enforceable against each party thereto in accordance with its respective terms under its governing law, or not otherwise contrary to public policy or any mandatory provisions of applicable laws of any jurisdiction other than Japan, as presently or hereafter in force or given effect, (iii) statements or stipulated intentions and representations included in the foregoing documents or made to us in connection with the offering are true and conform to the relevant facts thereof and no material facts have been omitted from them, and (iv) the Representative Director & CEO of the Company will duly determine the Public Offering Price and Purchase Price of the Shares based on the results of the bookbuilding process and pursuant to the authorization of the board of directors of the Company;

(b)	No opinion is expressed herein as to the law of any jurisdiction other than Japan. We neither express nor imply any opinion as to laws other than the laws of Japan existing as at the date of this opinion;

Further, we assume that there are no provisions of the laws of any jurisdiction outside Japan which would be contravened by the execution or delivery of the Underwriting Agreement and/or other documents specified or implied herein, and that none of our opinions set forth above will be affected by the laws (including public policy) of any jurisdiction outside Japan. To the extent that the laws of any country or jurisdiction other than Japan may be relevant to any matters set forth in our opinion, we have assumed that such laws do not and/or will not result in any conclusions different from the opinion herein stated; and

(c)	Where an assumption is stated to have been made in this opinion, or it is given subject to a qualification, we have not made any independent investigation in respect of the matters which are the subject of such assumption or qualification.

Furthermore, our opinion stated herein is subject to the following assumptions and qualifications:

a.	In this opinion, Japanese legal concepts may also be expressed in English language terms as well as in their original Japanese terms, but the concepts concerned may not be identical to the concepts described by the equivalent English language terms as they exist under the laws of other jurisdictions;

b.	We offer no opinion as to the tax laws of Japan or any other country, other than in paragraph 2 above. With regard to paragraph 2 above, the opinion expressed is not binding on the National Tax Administration or the relevant local tax authorities or any court of jurisdiction. In addition, for the avoidance of doubt, the section of the Registration Statement headed “Taxation-Japanese Taxation” is solely a general summary of the tax laws of Japan and there is therefore a possibility that such description may be affected by any foreign tax laws or any tax treaty (other than the ones described in the Registration Statement) or any fact;

c.	With respect to the opinion set forth in paragraph 2 above, legal terms and concepts that relate to Japanese legal matters and that are expressed in the English language in the Registration Statement must be construed in accordance with Japanese law; and

d.	In giving our opinion set forth in paragraph 1 above in connection with the issuance and delivery of the Shares in accordance with the Underwriting Agreement, we have assumed that the Company and the International Underwriters will have taken all necessary steps to be required after the date hereof under the applicable laws and regulations.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Nishimura & Asahi